UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	87-4294543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

RM1, 5/F, No. 43 Hung To Road, Kwun Tong

Kowloon, Hong Kong 999077

(Address of Principal Executive Offices) (Zip Code)

Inno Holdings Inc. 2023 Omnibus Incentive Plan

Inno Holdings Inc. 2025 Omnibus Incentive Plan

(Full title of the plans)

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

2465 Farm Market 359 South,

Brookshire, TX 77423

(Name and address of agent for service)

(800) 909-8800

(Telephone number, including area code, of agent for service)

Copies to:

Ding Wei Chief Executive Officer Inno Holdings Inc. RM1, 5/F, No. 43 Hung To Road, Kwun Tong Kowloon, Hong Kong 999077 (800) 909-8800	Huan Lou, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Inno Holdings Inc., a Texas corporation (the “Company”) relating to the registration of an aggregate of 1,081,355 shares of common stock, no par value (“Common Stock”), consisting of (i) 201,355 shares of Common Stock issued pursuant to the Inno Holdings Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) to certain of the selling stockholders named in the prospectus that forms a part of this Registration Statement (“Reoffer Prospectus”) and (ii) 880,000 shares of Common Stock issued pursuant to the Inno Holdings Inc. 2025 Omnibus Incentive Plan (together with the 2023 Plan, the “Plans”) to certain of the selling stockholders named in the Reoffer Prospectus.

This Registration Statement includes a prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock that were issued to the selling stockholders pursuant to the Plans and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the Plans (the “Recipients”) with documents that contain information related to the Plans, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

RM1, 5/F, No. 43 Hung To Road, Kwun Tong

Kowloon, Hong Kong 999077

(800) 909-8800

REOFFER PROSPECTUS

INNO HOLDINGS INC.

1,081,355 Shares of Common Stock

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 1,081,355 shares (the “Shares”) of our common stock, no par value (the “Common Stock”) of Inno Holdings Inc. (“us,” “we,” or the “Company”) by certain selling stockholders identified herein (the “Selling Stockholders”) in the section titled “Selling Stockholders.” The Shares consist of (i) 201,355 shares of the common stock issued to the Selling Stockholders under the Company’s 2023 Omnibus Incentive Plan (the “2023 Plan”) and (ii) 880,000 shares of the Common Stock issued to the Selling Stockholders under the Company’s 2025 Omnibus Incentive Plan (the “2025 Plan”, and together with the 2023 Plan, the “Plans”). We will receive no part of the proceeds from sales made under this reoffer prospectus.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that, the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each applicable Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Selling Stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our Common Stock is currently quoted on The Nasdaq Capital Market under the symbol “INHD.” On July 9, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.45 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 7 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 9, 2025

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained in this prospectus or in any prospectus supplement that we may authorize to be delivered or made available to you. We and the Selling Stockholders take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus and any prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, we use the terms “INNO,” “Company,” “we,” “us,” and “our” in this prospectus to refer to Inno Holdings Inc. and, where appropriate, our subsidiaries.

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;

●	our ability to maintain or protect the validity of our intellectual property;

●	interpretations of current laws and the passages of future laws;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support organizational and business growth.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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PROSPECTUS SUMMARY

This summary highlights information about our Company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “INNO” “the Company,” “we,” “us” and “our” refer to Inno Holdings Inc., a Texas corporation, and its subsidiaries.

Our Business

Inno Holdings Inc. (“INNO,” “we,” “us,” or “Company”) is an innovative building-technology company with a mission to transform the construction industry with our proprietary cold-formed steel-framing technology and other building innovations. INNO recognized the inherent inefficiency and waste in traditional lumber-based construction techniques and sought to develop steel-based construction technologies to solve the problems. INNO takes its name from “innovation” and is committed to the research and development of steel studs/tracks/headers, providing higher performance and greater efficiencies in all aspects of construction, making better structural solutions for both commercial and residential buildings, resulting in substantial labor cost savings, in our view. The Company’s products are created using a combination of intelligent machines and cutting-edge techniques to provide an optimal design solution of framing for engineers, builders, and construction companies. We are currently a manufacturer of cold-formed-steel members and we offer a full range of services required to transform raw materials into precise steel framing products and prefabricated homes. We sell these finished products either to businesses or directly to customers. The finished products and cold-formed-steel members are used in a variety of building types, including residential, commercial, industrial, and infrastructure. We hope to transform the building industry by reducing construction times while providing more affordable, environmentally sustainable, and durable solutions compared to traditional construction materials and methods. We believe we are also well positioned to disrupt the construction industry, which now accounts for $10 trillion of the global economy.

We work with our customers to manufacture products in accordance with the customers’ drawings and specifications. Our work complies with specific national and international codes and standards applicable to the construction industry. We believe that we have earned our reputation through outstanding technical expertise, attention to detail, and a total commitment to excellence in customer service.

Our primary manufacturing operations are located on approximately five acres in Brookshire, Texas. Our facility houses state-of-the-art equipment that gives us the capability to manufacture 15,000 linear feet of product per day. We offer a full range of services such as structural designs, metal stud production, and preassembly of metal studs into steel wall panels, which are required to transform raw materials into finished products that are compliant with local building codes. Our manufacturing capabilities include fabrication operations, such as cutting, punching, forming and assembling, and machine operations, which includes computer numerical controlled (“CNC”) machine operations. We also provide support services for our manufacturing capabilities: manufacturing engineering (planning, fixture and tooling development, and manufacturing), quality control (inspection and testing), materials procurement, production control (scheduling, project management, and expediting), and final assembly.

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All manufacturing at our facility is done in accordance with our written quality assurance program, which meets specific national codes as well as international codes, standards, and specifications. For example, we have ICC-ES evaluation reports (ESR-4641) that show that our cold-formed steel-framing members are compliant with the 2018 and 2015 International Building Code (“IBC”), 2019 California Building Code (“CBC”), and 2020 Florida Building Code. The standards used for each customer project are specific to each customer’s needs, and we have implemented those standards into our manufacturing operations.

In 2024, we successfully launched a new revenue stream through our newly established subsidiary, Inno AI Tech Corp., which specializes in research and consulting services.

Recent Developments

July 2025 Standby Equity Purchase Agreement

On July 4, 2025, we entered into a standby equity purchase agreement (the “July 2025 SEPA”) with certain investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $6 million of shares of our common stock to the investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price, or $1.20, subject to specified limitations and conditions, including a $500,000 minimum per drawdown and a 9.99% beneficial ownership cap per investor. The July 2025 SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. No shares have been issued under the July 2025 SEPA as of the date of filing this prospectus. We may not issue any shares under the July 2025 SEPA until our shareholders approve the issuance of all the shares issuable pursuant to the July 2025 SEPA. There can be no assurance that shareholder approval will be obtained. If we are unable to obtain shareholder approval, we will not be able to utilize the July 2025 SEPA to fund our operations.

Registered Direct Offering

On June 2, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “Offering”), an aggregate of 1,058,000 shares (the “June 2025 Shares”) of its common stock at a purchase price per share of $0.50. The June 2025 Shares were offered pursuant to a prospectus supplement dated June 4, 2025, filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying base prospectus dated December 26, 2024, which together form part of the “shelf” registration statement on Form S-3 (File No. 333-284054), which was declared effective by the SEC on January 10, 2025. The Offering closed on June 6, 2025 and the Company received gross proceeds of $529,000.

Disposition of Investments

On March 28, 2025, we entered into a Membership Interest Purchase Agreement (the “Agreement with CM”) with Strucraft Group Limited, a Marshall Islands limited corporation (the “Buyer”), and Core Modu LLC, a Texas limited liability company (“CM”). Pursuant to the Agreement with CM, we sold all of the membership interests we own in CM, which represents 15% of the outstanding membership interest in CM, to the Buyer for an aggregate purchase price of $700,000, payable in four equal installments with the initial payment due on March 31, 2025, the closing date. In addition, on the same date, we entered into a separate Membership Interest Purchase Agreement (the “Agreement with CBT”) with the Buyer and Castor Building Tech LLC, a California limited liability company (“CBT”). Pursuant to the Agreement with CBT, we sold all of the membership interests we own in CBT, which represents 53% of the outstanding membership interest in CBT, to the Buyer for an aggregate purchase price of $1,000. The transactions contemplated by the Agreement with CBT closed on March 31, 2025.

2025 Omnibus Incentive Plan

In February 2025, our Board adopted, and our stockholders subsequently approved on March 17, 2025, the Inno Holdings Inc. 2025 Omnibus Incentive Plan (the “2025 Plan”), which provides for the issuance of equity awards, including options, restricted stock, stock appreciation rights, restricted stock units, performance awards and other stock-based awards, to eligible directors, officers, employees and consultants. The 2025 Plan is intended to encourage our profitability and growth through short-term and long-term incentives that are consistent with our objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants and give the Company a significant advantage in attracting and retaining key employees, officers, directors and consultants. The maximum number of shares of common stock initially reserved for issuance under the 2025 Plan is 880,000 shares, of which shall automatically increase on the first (1st) trading day of January of each calendar year during the term of the 2025 Plan, beginning in 2026, by an amount equal to the lesser of (i) 20% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year and (ii) a maximum of 5,000,000 additional shares, as determined by the administrator of the 2025 Plan minus the total number of reserved and available shares under the Inno Holdings Inc. 2023 Omnibus Incentive Plan.

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Disposition of Subsidiaries

On March 4, 2025, we entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to the Buyer for an aggregate purchase price of $1,000 in cash.

Standby Equity Purchase Agreement

On January 28, 2025, we entered into the SEPA with the Investors, pursuant to which we have the right, but not the obligation, to issue and sell, from time to time at our discretion, up to $15 million of shares of our common stock to the Investors at a price equal to 40%, or a percentage between 20% and 40% as determined by us, of the Minimum Price, or $3.75, subject to specified limitations and conditions, including a $1 million minimum per drawdown and a 9.99% beneficial ownership cap per investor. The SEPA has a three-year term and may be terminated earlier by us, and we expect to use any proceeds for working capital and general corporate purposes. We have issued 1,400,000 shares under the SEPA as of the date of filing this prospectus.

Dismissal and Appointment of Independent Registered Public Accounting Firm

On January 13, 2025, we dismissed Simon & Edward, LLP as our independent registered public accounting firm, effective immediately. On January 13, 2025, the Audit Committee of the Board approved the engagement and appointment of JWF Assurance PAC to serve as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2025.

Departure and Appointment of Certain Officer and Directors

On January 3, 2025, the Board accepted the resignation of Tianwei Li from his position as our Chief Financial Officer. In addition, the Board appointed Mengshu Shao to fill the Chief Financial Officer vacancy and to hold such position until her resignation, removal or the appointment of her successor.

Business Developments

On December 13, 2024, we announced that the Company is now developing a new venture in electronic products trading while expanding its sales and distribution network across Asia. Furthermore, since December 2024, INNO has been undergoing a digital transformation in marketing, distribution and sales. This transformation aims to expand the Company’s reach into various electronic products and redefine the landscape of online marketing, sales and distribution.

Corporate Information

Our principal executive office is RM1, 5/F, No. 43 Hung To Road, Kwun Tong, Kowloon, Hong Kong 999077. Our corporate website address is https://www.innoholdings.com. Our telephone number is (800) 909-8800.

Corporate Structure

The Company was incorporated in Texas on September 8, 2021. It originally had three subsidiaries, Inno Metal Studs Corp (“IMSC”), Castor Building Tech LLC (“CBT”), and Inno Research Institute LLC (“IRI”).

On January 21, 2024, the Company established Inno Disrupts Inc., a wholly owned subsidiary in Texas (“IDI”). The purpose of Inno Disrupts Inc. is to remodel buildings using the Company’s framing steel products, enhance producing and marketing capabilities, manage the designated buildings in US, and other activities.

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On January 27, 2024, the Company and the minority shareholder of IRI agreed to dissolve IRI, a subsidiary of IMSC with 65% ownership. The R&D activities previously carried out by IRI will be transferred to the new subsidiary, Inno AI Tech Corp.

On February 11, 2024, the Company formed Inno AI Tech Corp., a wholly owned entity in Texas to conduct AI tech research and consulting activities.

On October 18, 2024, the Company completed the acquisition of 10,000 shares of Lear Group Limited (“Lear”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Lear became a wholly-owned subsidiary of the Company. The acquisition of Lear was undertaken to support the Company’s entry into a new business initiative focused on electronic product trading.

On December 13, 2024, the Company completed the acquisition of 10,000 shares of Baymax High Technology Co., Limited (“Baymax”), a Hong Kong company, from its shareholder for a total consideration of $1,300. As a result of this transaction, Baymax became a wholly-owned subsidiary of the Company.

On March 4, 2025, the Company entered into a Share Purchase Agreement (the “AL Agreement”) with Architectix Limited, a British Virgin Islands company, Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the AL Agreement, we sold all issued and outstanding shares of our wholly owned subsidiaries, IMSC and AT, to Architectix Limited for an aggregate purchase price of $1,000 in cash.

On April 8, 2025, we entered into a Share Purchase Agreement (the “IDI Agreement”) with Strucraft Group Limited and Inno Disrupts Inc., a Texas corporation and our wholly owned subsidiary (“IDI”). Pursuant to the IDI Agreement, we sold all of the issued and outstanding shares of IDI, to Strucraft Group Limited for an aggregate purchase price of $100 in cash.

Below is the corporate structure of the Company as of the date of the prospectus:

Going Concern

As of September 30, 2024, our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

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Information Regarding our Capitalization

As of July 9, 2025, we had 7,748,482 shares of Common Stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our Common Stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are registering the Shares for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

We are registering for resale the shares covered by this reoffer prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus to resell the shares when and as they deem appropriate. The Selling Stockholders acquired these shares from us pursuant to the Plans. The shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans. The Selling Stockholders may resell all, a portion, or none of the shares of our Common Stock from time to time. Except for the ownership of the shares of common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The following table sets forth:

●	the name of each Selling Stockholder;

●	the number and percentage of shares of our Common Stock that each Selling Stockholder beneficially owned as of July 9, 2025, prior to the offering for resale of the shares under this reoffer prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this reoffer prospectus, and as applicable, any other person with whom he or she is acting in concert for the purpose of selling our securities, of which may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each Selling Stockholder may offer under this reoffer prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this reoffer prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this reoffer prospectus.

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The address for each Selling Stockholder listed in the table below is RM1, 5/F, No. 43 Hung To Road, Kwun Tong Kowloon, Hong Kong 999077.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering (2)
Selling Stockholders	Number	Percent (%)	Number	Number	Percent (%)
Ding Wei, Chief Executive Officer and Director	150,000	1.9%	150,000	0	0%
Mengshu Shao, Chief Financial Officer and Director	51,355	0.7%	51,355	0	0%
Hua Wang	200,000	2.6%	200,000	0	0%
Jing Li	250,000	3.2%	250,000	0	0%
Weili Ye	180,000	2.3%	180,000	0	0%
Xiaowen An	250,000	3.2%	250,000	0	0%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholders has sole or shared voting power or investment power and also any shares which the Selling Stockholders has the right to acquire within 60 days. Applicable percentage ownership is based on 7,748,482 shares of Common Stock outstanding as of July 9, 2025.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the selling stockholder(s) to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY.

EXPERTS

Our consolidated financial statements for the fiscal years ended September 30, 2024 and 2023 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and incorporated by reference into in this prospectus have been audited by Simon & Edward, LLP, and TAAD LLP, both our former auditors, respectively, both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.innoholdings.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 9, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 filed with the SEC on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 2, 2025;

●	our Preliminary Schedule 14A filed with the SEC on February 6, 2025, and our Definitive Schedule 14A filed with the SEC on February 18, 2025;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024, October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024, December 17, 2024, December 23, 2024, January 3, 2025, January 16, 2025, January 29, 2025, March 10, 2025, March 18, 2025, March 31, 2025, April 3, 2025, June 6, 2025, and July 8, 2025 other than any portions thereof deemed furnished and not filed; and

●	our description of our common stock contained in the Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on January 16, 2024.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ding Wei

Chief Executive Officer

Inno Holdings Inc.

RM1, 5/F, No. 43 Hung To Road, Kwun Tong

Kowloon, Hong Kong 999077

(800) 909-8800

You may also access these filings on our website at www.innoholdings.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

1,081,355 Shares of Common Stock

INNO HOLDINGS INC.

REOFFER PROSPECTUS

July 9, 2025

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this reoffer prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

●	our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the SEC on December 9, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 filed with the SEC on February 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 2, 2025;

●	our Preliminary Schedule 14A filed with the SEC on February 6, 2025, and our Definitive Schedule 14A filed with the SEC on February 18, 2025;

●	our Current Reports on Form 8-K filed with the SEC on October 8, 2024, October 15, 2024, October 16, 2024, October 24, 2024, November 1, 2024, November 19, 2024, November 26, 2024, December 13, 2024, December 17, 2024,/December 17, 2024, December 23, 2024, January 3, 2025, January 16, 2025, January 29, 2025, March 10, 2025, March 18, 2025, March 31, 2025, April 3, 2025, June 6, 2025, and July 8, 2025 other than any portions thereof deemed furnished and not filed; and

●	our description of our common stock contained in the Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on January 16, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing date of this reoffer prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this reoffer prospectus shall be deemed to be incorporated by reference into this reoffer prospectus. These documents that we file later with the SEC and that are incorporated by reference in this reoffer prospectus will automatically update information contained in this reoffer prospectus or that was previously incorporated by reference into this reoffer prospectus. You will be deemed to have notice of all information incorporated by reference in this reoffer prospectus as if that information was included in this reoffer prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Under the provisions of Chapter 8 of the Texas Business Organizations Code (the “TBOC”), and Article IX of our Amended and Restated Bylaws, we may indemnify our directors and officers and purchase and maintain liability insurance for our directors, officers, employees and agents. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified as long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

Our Amended and Restated Certificate of Formation provides for indemnification of our directors and officers to the fullest extent permitted by applicable law. Article IX of our bylaws provides, in general, that we will indemnify our directors and officers under the circumstances permitted under the TBOC. Further, if Texas law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

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Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Formation dated July 14, 2023	S-1	333-273429	3.5	October 20, 2023

3.2	Certificate of Amendment to the Amended and Restated Certificate of Formation, dated as of October 8, 2024	8-K	001-41882	3.1	October 8, 2024

3.3	Amended and Restated Bylaws of Inno Holdings Inc., dated December 18, 2023	8-K	001-41882	3.1	December 18, 2023

5.1*	Opinion of Sichenzia Ross Ference LLP

10.1	Inno Holdings Inc. 2023 Omnibus Incentive Plan	10-K	001-41882	10.4	January 16, 2024

10.2*	Inno Holdings Inc. 2025 Omnibus Incentive Plan

10.3*	Form of Restricted Shares Agreement

23.1*	Consent of Simon & Edward, LLP

23.2*	Consent of TAAD LLP

23.3*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 9, 2025.

INNO HOLDINGS INC.

/s/ Ding Wei
Ding Wei
Chief Executive Officer
(Principal Executive Officer)

/s/ Mengshu Shao
Mengshu Shao
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ding Wei as his/hers true and lawful attorneys-in-fact and agents, with full power of substitution, for him/her in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Name	Position	Date

/s/ Ding Wei	Chief Executive Officer, Director and Chairman	July 9, 2025
Ding Wei	(Principal Executive Officer)

/s/ Mengshu Shao	Chief Financial Officer and Director	July 9, 2025
Mengshu Shao	(Principal Financial and Accounting Officer)

/s/ Yufang Qu	Director	July 9, 2025
Yufang Qu

/s/ Tao Tu	Director	July 9, 2025
Tao Tu

/s/ Yongbo Mo	Director	July 9, 2025
Yongbo Mo

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